UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2007

ENVIROSAFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Naner Street, Wanshou Road, Suite 602
Haizhu District, Guangzhou, P. R. China
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 424-2345

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This Current Report on Form 8-K is filed by Envirosafe Corporation, a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2007 the Registrant executed a written Guaranty of payments made by Si Chuan Da Zhu Fu Da Zhu Ma Fang Zhi You Xian Gong Si to help secure financing in order to finalize the share exchange between Si Chuan Da Zhu Fu Da Zhu Ma Fang Zhi You Xian Gong Si and the Registrant (the "Share Exchange").  The Guaranty was written for the benefit of R.Chris Cottone and guarantys payments pursuant to a promissory note executed by Si Chuan Da Zhu Fu Da Zhu Ma Fang Zhi You Xian Gong Si in the amount of $454,980. Pursuant to the terms of the Guaranty, the Registrant shall be responsible for payments under the promisory note in the event that Si Chuan Da Zhu Fu Da Zhu Ma Fang Zhi You Xian Gong Si does not or cannot make timely payments. Additionally, the loan is secured by the 30,632,250 shares acquired as part of the exchange transaction. A copy of the Guaranty is attached hereto as exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1	Guaranty

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROSAFE CORPORATION

Date: July 19, 2007	/s/ Guoqiang Zhan
Guoqiang Zhan

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